TPG Reports Second Quarter 2022 Financial Results

Total assets under management of $127 billion as of June 30, 2022, an increase of 17% compared to $108 billion as of June 30, 2021

GAAP net loss attributable to TPG Inc. of $10 million and net income of $31 million for the three months and six months ended June 30, 2022, respectively

Fee-Related Earnings of $102 million for the quarter ended June 30, 2022, more than double the comparable pro forma quarter ending June 30, 2021 of $45 million

After-tax Distributable Earnings of $162 million (or $0.46 per share of Class A common stock) for the quarter ended June 30, 2022, more than tripled compared to $53 million for the comparable pro forma period in 2021

Announced dividend of $0.39 per share of Class A common stock for the quarter ended June 30, 2022

San Francisco and Fort Worth, TX – August 9, 2022 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited second quarter 2022 results. TPG issued a full detailed presentation of its quarter ended June 30, 2022 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com.

"We delivered strong financial results for the second quarter despite a volatile global macroeconomic and geopolitical environment. These results highlight the momentum of our franchise, the strength of our portfolio, and the inherent growth and earnings power of our model,” said Jon Winkelried, Chief Executive Officer. “Our AUM growth was driven by significant fundraising activity across our business, led by first closings in the quarter for several of TPG’s flagship funds. In aggregate, we raised $13 billion during the second quarter and a record $31 billion over the last twelve months. With $39 billion of dry powder – the most in our firm’s history – we believe we are well-positioned to deploy capital across our core sectors and themes in this increasingly favorable investment environment."

Dividend
TPG has announced a quarterly dividend of $0.39 per share of Class A common stock to holders of record at the close of business on August 19, 2022, payable on September 2, 2022.

Conference Call
TPG will host a conference call and live webcast at 11:00 a.m. ET. It may be accessed by dialing (866) 342-8591 (US toll-free) or (203) 518-9713 (international), using the conference ID TPGQ222. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG’s website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG’s website.

About TPG
TPG is a leading global alternative asset management firm founded in San Francisco in 1992 with $127 billion of assets under management and investment and operational teams in 12 offices globally. TPG invests across five multi-product platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

Shareholder contact:	Media contact:
Gary Stein	Luke Barrett
212-601-4750	415-743-1550
shareholders@tpg.com	media@tpg.com

Forward Looking Statements
This press release contains “forward-looking” statements based on the Company’s beliefs and assumptions and on information currently available to the Company. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy and debt service obligations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks.

For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this press release, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the press release.

This press release does not constitute an offer of any TPG Fund.